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                                                                    EXHIBIT 99.2


                                STATE OF ALABAMA
                            STATE BANKING DEPARTMENT



Board of Directors
First Southern Bank
Post Office Box 777
Florence, Alabama 35631-0777

Dear Members of the Board:

Subject:  Memorandum of Understanding
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The report of examination of First Southern Bank (Bank), conducted jointly by the FDIC and the Alabama State Banking Department, as of November 24, 2003 (Report), reflected an improvement in the Bank's overall financial condition. Based on this improvement, and the Bank's efforts to comply with the outstanding Cease and Desist Order, it is believed a corrective program in the form of a Memorandum of Understanding (Memorandum) is more appropriate to address the Bank's remaining problems. This Memorandum represents an agreement between the Board of Directors of the Bank, the Regional Director of the Federal Deposit Insurance Corporation (Regional Director), and the Superintendent of Banks of the Alabama State Banking Department (Superintendent). The program of corrective action is as follows (all time periods contained in this Memorandum shall start with the effective date of the agreement):

1. During the life of this Memorandum, the bank shall have and retain qualified management.

       (a) The qualifications of management shall be assessed on its ability to comply with the requirements of this Memorandum; operate the bank in a safe and sound manner; comply with applicable laws and regulations; and restore all aspects of the bank to a safe and sound condition, including asset quality, capital adequacy, earnings, and management effectiveness.

       (b) During the life of this Memorandum, the Bank shall notify the Regional Director and the Superintendent in writing when it proposes to add any individual to the Bank's Board of Directors or employ any individual as a senior executive officer. The notification must be submitted at least 30 days before such addition or employment is intended to become effective and shall include a description of the background and experience of the individual or individuals to be added or employed.

        (c) The Bank shall not add any individual to its Board or employ any individual as a senior executive officer unless the Superintendent provides prior written approval of such individual and the Regional Director does not issue a notice of disapproval.


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2.       Within 60 days, the Bank shall prepare and submit to the Superintendent and the Regional Director (collectively referred to as Supervisory Authorities) a comprehensive budget and earnings forecast for the Bank. The initial budget shall cover the remainder of 2004. Subsequently, budgets will be prepared and submitted annually as of January 1 of each year for as long as this Memorandum remains in effect. In preparing the budget, a complete review of income and expense accounts should be conducted for the purpose of identifying areas where earnings might be improved. In addition, quarterly progress reports regarding the Bank's actual performance (compared with the budget plan) shall be submitted concurrently with other reporting requirements set forth in Paragraph
         10 of this Memorandum.

3. During the life of this Memorandum, the Bank shall maintain a Tier 1 Leverage Capital ratio of not less than 7 percent. The Tier 1 Leverage Capital ratio shall be calculated on March 31, June 30, September 30 and December 31 of each year. In the event that the Tier 1 Leverage Capital ratio falls below 7 percent at any such quarterly period, the Supervisory Authorities should be notified and capital shall be increased in an amount sufficient to meet the ratios required by this provision within 30 days.

4. Within 30 days, the remaining balance of all assets classified Loss and one-half of each of those assets classified Doubtful in the Report shall be charged off. If an asset classified Doubtful is a loan or lease, the Bank may alternatively increase its allowance for loan and lease losses (ALLL) by an amount equal to 50 percent of the loan or lease classified Doubtful. As long as this Memorandum remains in effect, unless otherwise approved in writing by the Supervisory Authorities, the Bank shall charge off within 30 days of the receipt of any official report of examination by either State or FDIC examiners, the remaining balance of any assets classified Loss and one-half of those assets classified Doubtful.

5. Within 60 days, the Bank shall submit to the Supervisory Authorities specific plans and proposals to effect the reduction and/or improvement of any lines of credit which are adversely classified in the Report, or subsequently classified by management, and aggregate $500,000 or more. Such plans shall thereafter be monitored and progress reports thereon resubmitted by the Bank at 90-day intervals concurrently with the other reporting requirements set forth in Paragraph 10 of this Memorandum.

6. The bank shall not extend, directly or indirectly, any additional credit to or for the benefit of any borrower who is obligated in any manner to the Bank on any extension of credit or portion thereof that has been charged off by the Bank or classified Loss or Doubtful in any report of examination, so long as such credit remains uncollected. In addition, the Bank shall make no additional advances to any borrower whose loan or line of credit has been adversely classified Substandard in this Report or any subsequent report without the prior approval of a majority of the Bank's Board of Directors.

7. Following the date of this Memorandum, the Bank shall establish and continue to maintain an adequate allowance for loan and lease losses ("ALLL") and such allowance shall be established by charges to current operating earnings. In complying with the




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         requirements of this paragraph of the Memorandum, the Bank shall review the adequacy of the ALLL prior to the end of each calendar quarter and make appropriate provision to the reserve. Such review and provision should include, as a minimum, management's estimate of Substandard, Doubtful, and Loss, taking into consideration the most recent regulatory examination, and the total loan volume of the Bank. The results of the review shall be recorded in the minutes of the Board meeting at which the review was undertaken.

8. Following the date of this Memorandum, the Bank shall not pay any cash dividends without the prior written consent of the Supervisory Authorities.

9. Within 60 days, the Bank shall take steps necessary, consistent with sound banking practices to correct all violations of laws, rules and regulations, and statements of policy cited by the Supervisory Authorities, on pages 17 through 22 in the Report. In addition, the Bank shall adopt appropriate procedures to ensure the Bank's future compliance with all applicable laws, rules and regulations, and statements of policy.

10. Within 30 days of the end of the first quarter following the effective date of this Memorandum, and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Supervisory Authorities covering the actions taken to comply with the various provisions of this Memorandum. This requirement for progress reports shall continue during the life of this Memorandum unless modified or terminated in writing by the Superintendent and the Regional Director.


/s/ Anthony Humphries                                   Date:  July 23, 2004
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Anthony Humphries
Superintendent of Banks
Alabama State Banking Department


/s/ Mark S. Schmidt                                     Date:  July 29, 2004
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Mark S. Schmidt
Regional Director
Federal Deposit Insurance Corporation




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We the undersigned directors of First Southern Bank, Florence, Alabama,
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acknowledge receipt and agree to the terms of this Memorandum.
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/s/ S. Greg Beadle                                    Date:  July 22, 2004
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S. Greg Beadle


/s/ James L. Bishop                                   Date:  July 22, 2004
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James L. Bishop


/s/ B. Jack Johnson                                   Date:  July 22, 2004
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B. Jack Johnson


/s/ Steve McKinney                                    Date:  July 22, 2004
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Steve McKinney


/s/ J. Acker Rogers                                   Date:  July 22, 2004
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J. Acker Rogers


/s/ Robert Walker                                     Date:  July 22, 2004
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Robert Walker




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